                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): October 18, 1996



                          NOVATEK INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)



                                   COLORADO
                (State or Other Jurisdiction of Incorporation)



            0-22096                                     84-1074891
     (Commission File No.)                 (I.R.S. Employer Identification No.)



8990-H Oakland Center, Route 108, Columbia, Maryland           12045
          (Address of Principal Executive Offices)           (Zip Code)



                                (410) 964-2457
             (Registrant's Telephone Number, Including Area Code)

ITEM 4(a).  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective October 18, 1996, Ahearn, Jasco + Company, P.A., ("AJC") 190 Southeast 19th Avenue, Pompano Beach, Florida 33060, resigned as the certifying accountant for Novatek International, Inc. (the "Company"). AJC's resignation resulted from certain procedures, performed by AJC on October 17, 1996 at the direction of the sole director-member of the Board's audit committee, to verify statements made in a certain press release issued by the Company on September 26, 1996 and representations made to AJC by a principal shareholder of the Company in connection with such press release. AJC indicated in an October 18, 1996 letter that "the results of the verification procedures yesterday have led us to conclude that the material representation made by this significant shareholder regarding this press release is untrue." As a result, AJC "formed the professional conclusion that we can no longer rely on assertions and representations made by this shareholder, and since this shareholder is a person who has significant control and influence over the operations and management of the Company, we can no longer serve as auditors for Novatek International, Inc." The shareholder has denied any misrepresentation was made to AJC. AJC also encouraged the directors of the Company to continue to take certain remedial steps based on the auditor's verification procedures. Management has taken such remedial procedures and has issued a press release regarding the September 26, 1996 release. (See Item 5 below)

AJC was engaged by the Company on June 29, 1996. AJC was formerly engaged by Medical Products, Inc. which was acquired by Novatek International Holdings, Inc., a wholly-owned subsidiary of the Company. (See Form 8-K Current Report dated June 19, 1996) AJC has not issued any reports or auditor's opinions on any financial statements of the Company. During AJC's engagement, AJC notified management of its determination that the accounting for the merger between Novatek International Holdings, Inc. and Medical Products, Inc. was incorrect. The Company has agreed with such analysis and is in the process of preparing an amendment to the Company's Form 8-K Current Report filed in connection with the merger. (See Item 5 below) AJC also issued an interim reportable conditions letter (following generally accepted auditing standards for such reports) to the Company's Board of Directors on September 30, 1996; this letter was to draw the Board's attention to significant deficiencies in the Company's internal control which AJC believed could adversely affect the Company's ability to develop reliable financial statements. Other than the items described above, the Company had no other reportable events (as specified in Item 304(a)(1)(v) of Regulation S-K) with AJC as to any matter of accounting principles or practices, financial statements, disclosure or auditing scope or procedure.

ITEM 5.     OTHER EVENTS.

On October 18, 1996, the Company issued a press release relating to a change in the accounting treatment of the merger of the Company's wholly-owned subisidary, Novatek International Holdings, Inc. and Medical Products, Inc. A copy of the press release is attached as Exhibit 2 hereto.

On October 21, 1996, the Company issued a press release to address certain inaccuracies in a press release issued on September 26, 1996. A copy of the press release is attached as Exhibit 3 hereto.

On October 22, 1996, Dr. Gaston Oxman resigned as a director and President of the Company for reported serious health problems.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements of Businesses Acquired.

               None

          (b) Pro Forma Financial Information.

               None

          (c)  Exhibits.

               1.   Letter regarding change in certifying accountant.

               2.   Press release dated October 18, 1996.

               3.   Press release dated October 21, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:   ____________________             NOVATEK INTERNATIONAL, INC.



                                    By:  _________________________________
                                         Anthony K. Sebro, Secretary,
                                         Treasurer